Exhibit 23.3
                                                                   ------------


                              INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Federated Department Stores, Inc. on Form S-3 of our report dated September 19, 1994 (September 28, 29 and 30, 1994 as to Notes 18, 2 and 20 respectively) on the consolidated financial statements of R.H. Macy & Co., Inc. for the three years in the period ended July 30, 1994, which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's reorganization proceedings, its ability to continue as a going concern and its method of accounting for income taxes and postretirement benefits other than pension, appearing in the Annual Report on Form 10-K of R.H. Macy & Co., Inc. for the year ended
          July 30, 1994, which consolidated financial statements are attached as an Exhibit to the Current Report on Form 8-K of Federated Department Stores, Inc. dated September 21, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP

          New York, New York
          October 26, 1995